UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2021

12 ReTech Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10785 W. Twain Ave., Suite 210

Las Vegas, Nevada 89135

Tel: 530-539-4329

(Address of principal executive offices, including Zip Code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RETC	OTC

Item 4.01 – Changes in Registrant’s Certifying Accountant

Management advises that the Covid-19 pandemic has adversely affected its operations and cash flow. The Company had been unable to marshall the necessary resources to complete the audit for the 12 month period ended December 31, 2020 or the quarterly reviews by its independent auditor. After discussions and exchanges of information with “Borgers” (audit firm) over a period of a few months, Management determined that, in its subjective opinion, Borgers has the team and resources to timely complete the audit for the 12 month period ended December 31, 2020 and the missing quarterly reviews as well as the quarterly review of the first quarter 2021. Management believes that the Company is now positioned to become current in its filings with the United States Securities and Exchange commission by the June 30, 2021 deadline. Management’s comment on any financial matters herein are unaudited. Actual results may vary from any plans or forecasts that are discussed herein.

On or about May 3, 2021 the Company received approval on related language and the herein referenced letter from the dbbmckennon firm which allowed Management to proceed with this filing as.

a.	Engagement of New Independent Registered Public Accounting Firm.

On or about April 29, 2021, 12 ReTech Corporation engaged a new audit firm BFBorgers CPA PC (“Borgers”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

During the two most recent fiscal years ended December 31, 2018 and December 31, 2019 and during the subsequent interim period from January 1, 2020 through April 29, 2021, neither the Company nor anyone on its behalf consulted Borgers regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Borgers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

b.	Termination of Independent Registered Public Accounting Firm.

On July 7, 2020, dbbmckennon (“DBBM”) resigned as the Company’s independent registered public accounting firm. The audit reports of DBBM on the consolidated financial statements of the Company for each of the two most recent years ended December 31, 2019 and 2018, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The reports of DBBM on the Company’s financial statements as of and for the years ended December 31, 2019 and 2018 contained explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the two most recent years ended December 31, 2019 and 2018 and during the subsequent interim period, there were no disagreements between the Company and DBBM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to DBBM’s satisfaction, would have caused DBBM to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided DBB with a copy of the disclosures in this report prior to filing with the Securities and Exchange Commission (the “SEC”). A copy of DBBM’s letter to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 16.1 to this report.

(d) Exhibits.

Exhibit No.	Description

(16.1) SEC Letter	Letter from dbbmckennon to Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021

12 Retech Corporation

/s/ Angelo Ponzetta
By:	Angelo Ponzetta
Its:	Chief Executive Officer